UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2012

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Trinity Industries, Inc. (the “Company”) was held on April 30, 2012. At the meeting, the Company’s stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 — Election of Directors

The stockholders elected eleven (11) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	66,057,509	348,323	8,179,148
Rhys J. Best	62,325,735	4,080,097	8,179,148
David W. Biegler	65,217,366	1,188,466	8,179,148
Leldon E. Echols	63,252,475	3,153,357	8,179,148
Ronald J. Gafford	62,351,842	4,053,990	8,179,148
Ronald W. Haddock	34,076,050	32,329,782	8,179,148
Adrian Lajous	66,153,708	252,124	8,179,148
Melendy E. Lovett	66,134,247	271,585	8,179,148
Charles W. Matthews	63,230,368	3,175,464	8,179,148
Douglas L. Rock	63,236,784	3,169,048	8,179,148
Timothy R. Wallace	64,712,531	1,693,301	8,179,148

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated March 30, 2012, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
59,735,486	4,925,987	1,744,359	8,179,148

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2012

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, by the following vote:

For	Against	Abstentions	Broker Non-Votes
73,005,734	1,506,913	72,333	n/a

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 2, 2012	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer